EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-43828 and 333-54534) and on Form S-3 (No. 333-102813) of Lexar Media, Inc. of our report dated January 28, 2003 relating to the financial statements which is included in the Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated January 28, 2003 relating to the financial statement schedule, which appears in this Form 10-K/A.

PRICEWATERHOUSECOOPERS LLP

San Jose, California

July 30, 2003